Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tree.com, Inc. of our report dated March 17, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tree.com, Inc.'s 2013 Annual Report on Form 10-K for the year ended December 31, 2013.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
August 7, 2014